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EXHIBIT 16

                    SCHEDULES FOR COMPUTATION OF PERFORMANCE

30-Day Yield

The 30-day yield is computed by dividing a Fund's net investment income per share earned during the period by the net asset value on the last day of the period. The average daily number of shares outstanding during the period that are eligible to receive dividends is used in determining the net investment income per share. Income is computed by totaling the interest earned on all debt obligations during the period and subtracting from that amount the total of all recurring expenses incurred during the period. The 30-day yield is then annualized assuming semi-annual reinvestment and compounding of net investment income.

The following table shows 30-day yields for the period ended December 31, 1996, for Class A Shares and Institutional Shares of the following Funds:

                                                      30-day Yield
                                                      ------------
                                         Institutional              Class A
                                         -------------              -------
Short/Intermediate Bond Fund                 6.11%                   5.59%
Bond Fund                                    6.13%                   5.61%
Intermediate Tax-Exempt Bond Fund            4.18%                    --
Tax-Exempt Bond Fund                         4.49%                   4.04%
Equity Fund                                  1.53%                   1.21%
Equity Income Fund                           2.05%                   1.70%
Growth Fund                                  0.41%                   0.14%
Small-Cap Opportunity Fund                   0.08%                  -0.16%
Index Fund                                   1.69%                   1.36

Total Return

Total Return is computed by assuming a hypothetical initial investment of $10,000 and reflects the imposition of the maximum sales charge. It is assumed that all of the dividends and distributions by each Fund over the specified period of time were reinvested. It was then assumed that at the end of the specified period, the entire amount was redeemed. The average annual total return was then calculated by calculating the annual rate required for the initial investment to grow to the amount that would have been received upon redemption. The average annual return is calculated according to the following formula:

                                  P(1+T)^n = ERV

P    =    A hypothetical initial payment of $10,000
T    =    Average annual total return
n    =    Number of years

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ERV  =    Ending redeemable value of a hypothetical $10,000 payment made at the beginning of the one-, five-, or 10-year period (or fractional portion thereof)

The following table shows average annual total return for the one year, five year, ten year and since inception periods (or shorter period if the Fund has been in operation for a shorter period) ended December 31, 1996 for Class A Shares and Institutional Shares of the following Funds. The actual date of the commencement of each Fund's operations, or the commencement of the offering of each Class' Shares, is listed in the Funds' financial statements.

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                                       1 Year                    5 Year                   10 Year            Inception to 12/31/96
                              -----------------------   -----------------------   -----------------------   -----------------------
                              Institutional   Class A   Institutional   Class A   Institutional   Class A   Institutional   Class A
                              -------------   -------   -------------   -------   -------------   -------   -------------   -------
                                   (%)          (%)          (%)          (%)          (%)         (%)           (%)          (%)
Short/Intermediate Bond Fund       --          -1.16         --           5.15         --           --           3.61         6.38
Bond Fund                          --           --           --           --           --           --           5.40         0.54
Intermediate Tax-Exempt
Bond Fund                          3.11        -2.06         5.28         3.99         5.60         4.82         5.93         5.20
Tax-Exempt Bond Fund               3.76        -1.22         6.14         4.90         6.44         5.68         8.26         7.57
Equity Fund                        --          18.56         --          15.14         --           --          13.66        14.39
Equity Income Fund                17.95        12.33         --           --           --           --          17.12        15.04
Growth Fund                       28.92        22.81         --           --           --           --          16.28        14.88
Small-Cap Opportunity Fund        18.80        13.20        14.64        13.31        14.59        13.77        15.03        14.30
Index Fund                        22.71        16.96         --           --           --           --          15.71        14.31
International Fund                 5.11         0.17         6.35         5.14         --           --           5.33         4.59
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

Aggregate total return reflects the cumulative percentage change in value over the measuring period. The aggregate total return can be calculated by dividing the amount received upon redemption by the initial investment and subtracting one from the result.

The following table shows aggregate total return for the one year, five year, ten year and since inception (if less than ten years) periods ended December 31, 1996 for Class A Shares and Institutional Shares of the following Funds:

------------------------------------------------------------------------------------------------------------------------------------
                                       1 Year                    5 Year                   10 Year            Inception to 12/31/96
                              -----------------------   -----------------------   -----------------------   -----------------------
                              Institutional   Class A   Institutional   Class A   Institutional   Class A   Institutional   Class A
                              -------------   -------   -------------   -------   -------------   -------   -------------   -------
                                   (%)          (%)          (%)          (%)          (%)         (%)           (%)          (%)
Short/Intermediate Bond Fund      --          (1.16)         --          28.55         --           --           --          42.78
Bond Fund                         --           --            --           --           --           --           --           0.54
Intermediate Tax-Exempt
Bond Fund                         --          (2.06)         --          21.62         --          60.10         --          74.66
Tax-Exempt Bond Fund              --          (1.22)         --          26.99         --          73.82         --         140.21
Equity Fund                       --          18.56          --         102.40         --           --           --         228.92
Equity Income Fund                --          12.33          --           --           --           --           --          52.32
Growth Fund                       --          22.81          --           --           --           --           --          92.43
Small-Cap Opportunity Fund        --          13.20          --          86.75         --         263.42         --         395.17
Index Fund                        --          16.96          --           --           --           --           --          87.93
International Fund                --           0.17          --          28.51         --           --           --          56.19
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